UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2010 (June 14, 2010)

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K/A, OR THIS REPORT, CONTAINS STATEMENTS AND IMPLICATIONS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.

ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, THIS REPORT STATES THAT WE HAVE AGREED TO PURCHASE ADDITIONAL PROPERTIES THAT ARE MAJORITY LEASED TO GOVERNMENT TENANTS FROM COMMONWEALTH REIT (FORMERLY KNOWN AS HRPT PROPERTIES TRUST) AND THAT THESE PURCHASES ARE EXPECTED TO CLOSE IN PHASES THROUGH MARCH 31, 2011.  IN FACT, OUR OBLIGATIONS TO COMPLETE THESE PURCHASES ARE SUBJECT TO VARIOUS CLOSING CONDITIONS AND CONTRACTUAL CONTINGENCIES TYPICAL OF LARGE COMMERCIAL PROPERTY TRANSACTIONS AND AS A RESULT, SOME OF THESE PURCHASES MAY BE ACCELERATED, SOME MAY BE DELAYED BEYOND MARCH 31, 2011 AND SOME MAY NOT OCCUR.  ALSO, THIS REPORT STATES THAT WE HAVE THE OPTION TO INCREASE THE AMOUNT AVAILABLE FOR BORROWING UNDER OUR REVOLVING CREDIT FACILITY AND THAT, FOR PURPOSES OF OUR UNAUDITED PRO FORMA FINANCIAL STATEMENTS, WE ASSUME THAT WE WILL EXERCISE SUCH OPTION AND INCREASE SUCH AMOUNT FROM $250 MILLION TO $300 MILLION FOR A FEE.  OUR ABILITY TO EXERCISE THIS OPTION IS SUBJECT TO OBTAINING COMMITMENTS FROM LENDERS FOR THE INCREASED AMOUNT OF THE REVOLVING CREDIT FACILITY.  IF WE ARE NOT SUCCESSFUL IN OBTAINING THE ADDITIONAL COMMITMENTS, WE MAY HAVE TO SEEK ALTERNATIVE SOURCES OF FUNDING TO ACQUIRE SOME OF THE PROPERTIES THAT ARE SUBJECT TO THE PURCHASE AGREEMENTS WITH COMMONWEALTH REIT AND THE CLOSINGS OF THESE ACQUISITIONS MAY BE DELAYED.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

2

EXPLANATORY NOTE

As previously reported in a Current Report on Form 8-K dated June 18, 2010, or the June 18th Current Report, filed by Government Properties Income Trust, or GOV, we or us, we entered into a series of Purchase and Sale Agreements, dated as of June 14, 2010, or the Purchase Agreements, for the purchase of 15 properties that are majority leased to government tenants, or the CWH Government Buildings, from certain subsidiaries of CommonWealth REIT (formerly known as HRPT Properties Trust).  As of the date of this Current Report on Form 8-K/A, or this Report, we have purchased three of the CWH Government Buildings and the acquisitions under the remaining 12 individual Purchase Agreements are expected to be completed in phases through March 31, 2011.  The Purchase Agreements were more fully described in the June 18th Current Report.

In May 2010, we acquired an office building located at 75 Pleasant Street in Malden, Massachusetts with 117,231 rentable square feet, which is 100% leased to the Commonwealth of Massachusetts and occupied by the Massachusetts Department of Education, for a purchase price of $40.5 million, excluding closing costs.

We are amending and restating Item 9.01 of the June 18th Current Report for the purpose of filing the audited combined statements of revenues and certain operating expenses for the three years in the period ended December 31, 2009 of the 15 CWH Government Buildings, the unaudited combined statements of revenues and certain operating expenses for the three months ended March 31, 2010 and 2009 for the 15 CWH Government Buildings, the audited statement of revenues and certain operating expenses for the year ended December 31, 2009 of 75 Pleasant Street, the unaudited statement of revenues and certain operating expenses for the three months ended March 31, 2010 of 75 Pleasant Street and related unaudited pro forma condensed consolidated financial statements.

This Report is limited in scope to the audited financial information and unaudited pro forma financial statements described above and does not amend, update or change any other items or disclosures contained in the June 18th Current Report.  Accordingly, other items that remain unaffected are omitted in this filing.  Except as described in the preceding paragraphs, we do not purport by this Report to update any information contained in the June 18th Current Report.

Item 9.01. Financial Statements and Exhibits.

Pursuant to the requirements of Rule 3-14 of Regulation S-X, this Report includes: (i) Combined Statements of Revenues and Certain Operating Expenses for the CWH Government Buildings, for the three month periods ended March 31, 2010 and 2009 (unaudited) and for the years ended December 31, 2009, 2008 and 2007, (ii) Statement of Revenues and Certain Operating Expenses of 75 Pleasant Street, for the three month period ended March 31, 2010 (unaudited) for the year ended December 31, 2009, and (iii) pro forma financial data for us, which includes the CWH Government Buildings as well as other transactions, including acquisitions we have completed since March 31, 2010 (balance sheet) and January 1, 2009 (statement of income).  These unaudited pro forma financial statements are not necessarily indicative of the expected results of operations for any future period.  As of the date of this Report, we have acquired three of the CWH Government Buildings.  Differences will result if the acquisitions of any of the remaining 12 CWH Government Buildings are not completed as planned or are not funded as anticipated.  Differences could also result from, among other considerations, future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, and changes in property level revenues including rents expected to be received on leases in place or signed during and after 2010.  Consequently, amounts presented in the unaudited pro forma financial statements related to these transactions are likely to be different than actual future results.

3

Between April 1, 2010 and July 2, 2010, we acquired the following additional properties majority leased to government tenants from unaffiliated parties (dollars in thousands):

Property	Acquisition Date	Purchase Price (1)
Burlington, VT	April 2010	$9,700
Detroit, MI	April 2010	21,300
Malden, MA	May 2010	40,500
		$71,500

(1) Excludes closing costs.

We funded these acquisitions using cash on hand, proceeds from an equity issuance and borrowings under our revolving credit facility.

(a) Financial Statements of Businesses Acquired.

Combined Statements of Revenues and Certain Operating Expenses for the CWH Government Buildings

Report of Independent Auditors	F-1
Combined Statements of Revenues and Certain Operating Expenses	F-2
Notes to Combined Statements of Revenues and Certain Operating Expenses	F-3

The historical financial statements listed above present results of operations of the CWH Government Buildings during the periods prior to their expected acquisition by us and exclude, as permitted by Rule 3-14 of Regulation S-X, items of revenue and expense which are not comparable to the expected future operation by us.

Statement of Revenues and Certain Operating Expenses of 75 Pleasant Street

The historical financial statements listed above present results of operations of 75 Pleasant Street during the periods prior to their expected acquisition by us and exclude, as permitted by Rule 3-14 of Regulation S-X, items of revenue and expense which are not comparable to the expected future operation by us.

(b) Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-9
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2010	F-10
Unaudited Pro Forma Condensed Consolidated Statements of Income for the Three Months Ended March 31, 2010	F-11
Unaudited Pro Forma Condensed Consolidated Statements of Income for the Year Ended December 31, 2009	F-12
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-13

4

Report of Independent Auditors

To the Board of Trustees

Government Properties Income Trust

We have audited the accompanying combined statements of revenues and certain operating expenses of the CWH Government Buildings, for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the CWH Government Buildings’ management. Our responsibility is to express an opinion on the financial statement based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Government Properties Income Trust as described in Note 1, and are not intended to be a complete presentation of the CWH Government Buildings’ revenues and expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined revenues and certain operating expenses described in Note 1 of the CWH Government Buildings for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 30, 2010

CWH Government Buildings

Combined Statements of Revenues and Certain Operating Expenses

	Three Months Ended March 31,		Year Ended December 31,
	2010	2009	2009	2008	2007
	(unaudited)
Revenues:
Rental income	$8,704,963	$8,392,643	$33,892,844	$33,696,694	$34,506,820
Reimbursement from tenants and other income	913,422	1,045,957	3,627,885	2,851,998	2,373,420
	9,618,385	9,438,600	37,520,729	36,548,693	36,880,240

Certain operating expenses:
Rental property operating expenses	3,076,010	3,126,742	12,920,351	12,730,231	12,271,555
Real estate taxes and insurance	1,337,872	1,275,300	5,316,692	5,184,816	4,686,119
	4,413,882	4,402,042	18,237,043	17,915,047	16,957,674
Revenues in excess of certain operating expenses	$5,204,503	$5,036,558	$19,283,686	$18,633,646	$19,922,566

See accompanying notes.

CWH Government Buildings

Notes to Combined Statements of Revenues and Certain Operating Expenses

For the three month periods ended March 31, 2010 and 2009 (unaudited) and the three years in the period ended December 31, 2009

1.                                      General Information and Summary of Significant Accounting Policies:

HRPT Properties Trust, a Maryland real estate investment trust (“HRPT”), owns and operates 15 office properties primarily leased to government tenants containing 1,870,213 square feet located in 11 states and the District of Columbia (the “CWH Government Buildings”).  The CWH Government Buildings are managed by Reit Management & Research LLC, or RMR.  On June 14, 2010, Government Properties Income Trust (“GOV”) entered into contracts to acquire the CWH Government Buildings from HRPT.

The accompanying combined financial statements have been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of GOV.  Accordingly, certain historical expenses that may not be comparable to the expenses expected to be incurred in the future have been excluded.  Excluded expenses consist of depreciation and amortization, interest expense and other costs not directly related to the future operations.

Use of Estimates — Preparation of these financial statements in conformity with U.S. generally accepted accounting principles requires the CWH Government Buildings’ management to make estimates and assumptions that may affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Rental Revenues — Tenant leases are accounted for as operating leases.  Rental income is recognized on a straight-line basis over the term of the related leases.  Straight-line rent adjustments included in rental income on the combined statements of revenues and certain operating expenses totaled $140,882 and $118,956 for the three months ended March 31, 2010 and 2009, respectively, and $500,262, $1,347,534 and $1,033,390 for the years ended December 31, 2009, 2008 and 2007, respectively.

Reimbursements from Tenants - Reimbursements from tenants of operating expenses and real estate taxes are recognized when they become billable to the tenants.

Repairs and Maintenance — Expenditures for repairs and maintenance are expensed as incurred.

CWH Government Buildings

Notes to Combined Statements of Revenues and Certain Operating Expenses (continued)

2.                                      Leases

HRPT, as lessor, has entered into various operating leases with tenants at the CWH Government Buildings. GOV expects to assume these leases when it acquires the CWH Government Buildings.  Minimum future rentals under the leases in effect at December 31, 2009, are summarized as follows:

Year

2010	$31,503,845
2011	27,163,332
2012	24,437,681
2013	22,867,208
2014	22,288,365
Thereafter	41,234,579
$169,495,010

Leases are generally for terms greater than one year and for no more than 15 years and provide for operating expense and real estate tax reimbursements and renewal options.

As of March 31, 2010 and 2009, one tenant, the U.S. Government, comprised approximately 91% and 90%, respectively, of rental income.  As of December 31, 2009, 2008 and 2007, one tenant, the U.S. Government, comprised approximately 89%, 88%, and 91%, respectively, of rental income.

3.                                      Related Person Transactions

HRPT paid certain fees to RMR in connection with its management of the CWH Government Buildings, including property management fees equal to 3% of gross rents and construction management fees equal to 5% of certain construction costs. HRPT also reimbursed RMR for certain administrative services. HRPT paid total fees and reimbursements to RMR in the amount of $294,826 and $278,250 for the three months ended March 31, 2010 and 2009, respectively, and $1,192,604, $1,056,027 and $1,063,342 for the years ended December 31, 2009, 2008 and 2007, respectively. GOV expects that RMR will continue to manage the CWH Government Buildings after their acquisition by GOV.

Report of Independent Auditors

To the Board of Trustees

Government Properties Income Trust

We have audited the accompanying statement of revenues and certain operating expenses of 75 Pleasant Street, a property acquired by Government Properties Income Trust, for the year ended December 31, 2009. This financial statement is the responsibility of 75 Pleasant Street’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Government Properties Income Trust as described in Note 1, and is not intended to be a complete presentation of 75 Pleasant Street’s revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of 75 Pleasant Street for the year ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 30, 2010

75 Pleasant Street

Statement of Revenues and Certain Operating Expenses

	For the three month period ended March 31, 2010	For the year ended December 31, 2009
	(unaudited)
Revenues:
Rental income	$1,227,471	$4,909,884

Certain operating expenses:
Rental property operating expenses	228,932	907,782
Real estate taxes and insurance	81,059	212,810
General and administrative	11,132	30,680
	321,123	1,151,272
Revenues in excess of certain operating expenses	$906,348	$3,758,612

See accompanying notes.

75 Pleasant Street

Notes to Statement of Revenues and Certain Operating Expenses

Three month period ended March 31, 2010 (unaudited) and year ended December 31, 2009

1.                                      General Information and Summary of Significant Accounting Policies:

Prior to May 24, 2010, Pleasant Street Office LLC, a Delaware limited liability company, owned and operated 75 Pleasant Street, a property located in Malden, MA (the “Property”).  On May 24, 2010, Government Properties Income Trust (“GOV”) acquired the Property from Pleasant Street Office LLC and assumed management and ownership responsibilities.

The accompanying financial statement has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of GOV.  Accordingly, certain historical expenses that may not be comparable to the expenses expected to be incurred in the future have been excluded.  Excluded expenses consist of depreciation and amortization, interest expense and other costs not directly related to the future operations of the Property.

Use of Estimates - Preparation of this financial statement in conformity with U.S. generally accepted accounting principles requires 75 Pleasant Street’s management to make estimates and assumptions that may affect the amounts reported in this financial statement and accompanying notes.  Actual results could differ from those estimates.

Rental Revenues - Tenant leases are accounted for as operating leases.  Rental income is recognized on a straight-line basis over the term of the related leases.

Repairs and Maintenance — Expenditures for repairs and maintenance are expensed as incurred.

75 Pleasant Street

Notes to Statement of Revenues and Certain Operating Expenses (Continued)

2.                                      Leases

Pleasant Street Office LLC, as lessor, has entered into an operating lease at the Property. This lease was assumed by GOV when the Property was acquired. Minimum future rentals under the lease in effect at December 31, 2009, are summarized as follows:

Year

2010	$4,587,251
2011	4,634,180
2012	4,648,258
2013	4,661,163
2014	5,044,803
Thereafter	20,947,665
$44,523,320

The lease at the property expires in 2018 and provides for annual rental income increases.

As of December 31, 2009 and March 31, 2010, one tenant comprised 100% of the rental income.

Government Properties Income Trust

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2010, reflects the financial position of Government Properties Income Trust, or we, us or our, as if the transactions described in the notes to the unaudited pro forma condensed consolidated balance sheet were completed on March 31, 2010.  The unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2010, and the year ended December 31, 2009, present our results of operations as if the transactions described in the notes to the unaudited pro forma condensed consolidated statements of income were completed on January 1, 2009.  These unaudited pro forma condensed consolidated financial statements should be read in connection with our financial statements for the three months ended March 31, 2010, included in our Quarterly Report on Form 10-Q filed on May 5, 2010 with the Securities and Exchange Commission, or SEC, our financial statements for the year ended December 31, 2009, included in our Annual Report on Form 10-K filed on February 22, 2010 with the SEC, and the financial statements included in Item 9.01(a) of this Current Report on Form 8-K/A.

We were formed in February 2009 as a wholly owned subsidiary of CommonWealth REIT (formerly known as HRPT Properties Trust), or CWH.  In connection with our formation, CWH invested $5,000,000 in us and we issued 9,950,000 common shares, $0.01 par value per share, or common shares, to CWH.  In January 2010, we sold 9,775,000 common shares in a public offering.  As of March 31, 2010, CWH owned 31.8% of our outstanding common shares.

The unaudited pro forma condensed consolidated financial statements assume our acquisition of 15 office buildings from certain subsidiaries of CWH, or the CWH Government Buildings, for $231 million, excluding closing costs (only three of which we have acquired thus far) and our acquisition of three commercial office buildings from unaffiliated parties in the second quarter of 2010, all of which have been acquired for $71.5 million, excluding closing costs.  We intend to fund these acquisitions using $23 million of available cash as of March 31, 2010 and borrowings under our $250 million secured revolving credit facility, or our Revolving Credit Facility at our current rate of 3.35%, as increased and discussed below.  Our Revolving Credit Facility includes the option to increase the maximum amount we can borrow thereunder to $500 million subject to obtaining commitments from lenders for the increased amount, on terms similar to the terms of our Revolving Credit Facility, and these unaudited pro forma condensed consolidated financial statements assume we increase such maximum amount to $300 million for a fee of 0.5% of the increased amount.  We expect to eventually fund these acquisitions with a mix of long term capital determined based upon market conditions.  These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and upon completion of the long term financing for these acquisitions our financial position and results of operations may be significantly different than what is presented in these unaudited pro forma condensed consolidated financial statements.  In the opinion of management, all adjustments necessary to reflect the effects of the transactions described above have been included in the pro forma condensed consolidated financial statements.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the expected results of operations for any future period.  Differences will result if the acquisitions of any of the CWH Government Buildings are not completed as planned.  Differences could also result from, among other considerations, future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, and changes in property level revenues including rents expected to be received on leases in place or signed during and after 2010.  Consequently, amounts presented in the unaudited pro forma condensed consolidated financial statements related to these transactions are likely to be different than actual future results.

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2010

(dollars in thousands)

	Historical	Acquisitions since March 31, 2010	CWH Government Buildings	Revolving Credit Facility Increase	Pro
	(A)	(B)	(C)	(D)	Forma
ASSETS
Real estate properties:
Land	$80,759	$5,380	$54,535	$—	$140,674
Buildings and improvements	563,148	54,504	159,399	—	777,051
	643,907	59,884	213,934	—	917,725
Accumulated depreciation	(117,171)	—	—	—	(117,171)
	526,736	59,884	213,934	—	800,554
Acquired real estate leases, net	22,663	12,005	26,324	—	60,992
Cash and cash equivalents	27,612	(23,036)	—	(250)	4,326
Restricted cash	1,105	—	—	—	1,105
Rents receivable	12,236	—	—	—	12,236
Deferred leasing costs, net	1,248	—	—	—	1,248
Deferred financing costs, net	5,574	—	—	250	5,824
Due from affiliates	361	—	—	—	361
Other assets, net	9,014	(3,000)	—	—	6,014
	$606,549	$45,853	$240,258	$—	$892,660

LIABILITIES AND SHAREHOLDERS’ EQUITY
Mortgage notes payable	$36,126	$—	$—	$—	$36,126
Secured revolving credit facility	—	45,982	232,575	—	278,557
Accounts payable and accrued expenses	6,056	—	—	—	6,056
Due to affiliates	1,215	—	—	—	1,215
Acquired real estate lease obligations, net	4,988	389	9,258	—	14,635
Shareholders’ equity	558,164	(518)	(1,575)	—	556,071
	$606,549	$45,853	$240,258	$—	$892,660

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Statement of Income

Three Months Ended March 31, 2010

(dollars in thousands, except per share amounts)

	Historical	Q1 2010 Acquisitions	Acquisitions since March 31, 2010	CWH Government Buildings	Revolving Credit Facility Increase
	(A)	(E)	(F)	(G)	(H)	Pro Forma

Rental income	$23,355	$856	$1,964	$10,064	$—	$36,239

Expenses:
Real estate taxes	2,568	52	161	1,279	—	4,060
Utility expenses	1,677	89	172	1,253	—	3,191
Other operating expenses	3,557	132	203	1,882	—	5,774
Depreciation and amortization	4,880	253	502	2,176	—	7,811
Acquisition costs	844	—	518	1,575	—	2,937
General and administrative	1,470	55	125	291	—	1,941
Total expenses	14,996	581	1,681	8,456	—	25,714

Operating income	8,359	275	283	1,608	—	10,525

Interest and other income	23	—	—	—	—	23
Interest expense	(1,531)	(269)	(391)	(1,975)	634	(3,532)

Net income	$6,851	$6	$(108)	$(367)	$634	$7,016

Weighted Average shares outstanding	29,084					31,256	(I)

Earnings per share:
Net Income	$0.24					$0.22

Government Properties Income Trust

Unaudited Pro Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2009

(dollars in thousands, except per share amounts)

	Historical	2009 and Q1 2010 Acquisitions	Acquisitions since March 31, 2010	CWH Government Buildings	Revolving Credit Facility Increase
	(A)	(J)	(K)	(L)	(M)	Pro Forma

Rental income	$78,957	$18,441	$7,065	$39,389	$—	$143,852

Expenses:
Real estate taxes	8,546	1,951	470	5,095	—	16,062
Utility expenses	6,325	1,135	639	5,462	—	13,561
Other operating expenses	12,232	3,052	720	7,680	—	23,684
Depreciation and amortization	15,172	4,825	1,807	8,704	—	30,508
Acquisition costs	1,032	844	518	1,575	—	3,969
General and administrative	4,151	1,072	454	1,163	—	6,840
Total expenses	47,458	12,879	4,608	29,679	—	94,624

Operating income	31,499	5,562	2,457	9,710	—	49,228

Interest and other income	38	—	—	—	—	38
Interest expense	(5,556)	(2,288)	(1,347)	(7,899)	3,139	(13,951)

Net income	$25,981	$3,274	$1,110	$1,811	$3,139	$35,315

Weighted Average shares outstanding	15,082					31,256	(N)
Earnings per share:
Net Income	$1.72					$1.13

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Basis of Presentation

(A)                        We were formed in February 2009 as a wholly owned subsidiary of CWH.  In connection with our formation, CWH invested $5,000,000 in us and we issued 9,950,000 common shares to CWH.  As a wholly owned subsidiary of CWH, we established our Revolving Credit Facility and distributed 100% of the proceeds to CWH.  We closed our initial public offering, or IPO, of 11,150,000 common shares in June 2009.  In January 2010, we sold 9,775,000 common shares in a public offering.  The net proceeds from the IPO and the January 2010 offering were used to reduce amounts outstanding under our Revolving Credit Facility.  In September 2009, we issued an aggregate of 31,350 common shares under our 2009 Incentive Share Award Plan to our trustees and others.  Basic earnings per share equals diluted earnings per share as there are no common share equivalent securities outstanding.

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(B)                          Represents the effect of two acquisitions in April 2010 and one acquisition in May 2010.  Audited financial statements for the May 2010 acquisition are included in Item 9.01(a) of this Current Report on Form 8-K/A.  These completed acquisitions were funded with cash on hand and borrowings under our Revolving Credit Facility.  As of March 31, 2010, we had made deposits of $3 million in relation to these acquisitions.  The pro forma purchase price allocations are as follows (purchase price allocations are estimated for pro forma purposes and the actual allocations may differ):

Property	Acquisition Date	Purchase Price (1)	Land	Building	Above Market Leases Acquired	Below Market Leases Acquired
Burlington, VT	April 2010	$9,700,000	$700,000	$8,416,157	$972,498	$388,655
Detroit, MI	April 2010	21,300,000	630,000	18,001,574	2,668,426	—
Malden, MA	May 2010	40,500,000	4,050,000	28,085,697	8,364,303	—
		$71,500,000	$5,380,000	$54,503,428	$12,005,227	$388,655

(1)          Purchase prices exclude acquisition costs.

Pro forma shareholders’ equity reflects a reduction of $518,000 of estimated acquisition costs that will be charged to expense as incurred.

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (continued)

(C)                          Represents the effect of our acquisitions of the CWH Government Buildings.  In June 2010, we acquired three of these properties located in Safford, AZ, Kansas City, KS and Stoneham, MA, for an aggregate purchase price of approximately $40 million, and we funded these acquisitions with borrowings under our Revolving Credit Facility.  Audited financial statements for the CWH Government Buildings are included in Item 9.01(a) of this Current Report on Form 8-K/A.  The three acquisitions we closed in June 2010 were, and we expect the 12 pending acquisitions will be, funded with borrowings under our Revolving Credit Facility.  The pro forma purchase price allocations are as follows (purchase price allocations are estimated for pro forma purposes and the actual allocations may differ):

Property	Purchase Price (1)	Land	Building	Above Market Leases Acquired	Below Market Leases Acquired
Safford, AZ	$12,558,777	$460,000	$11,620,044	$815,894	$337,161
Boston, MA	23,812,866	5,100,000	18,243,828	2,152,714	1,683,676
Savannah, GA	3,348,114	950,000	2,362,583	35,531	—
Albuquerque, NM	2,393,853	710,000	1,648,593	35,260	—
Oklahoma City, OK	8,302,140	740,000	6,544,871	1,339,703	322,434
Riverdale, MD	41,731,305	6,240,000	29,816,425	7,400,557	1,725,677
San Diego, CA	16,481,850	5,250,000	10,563,230	1,012,165	345,545
Washington, DC	51,503,529	26,000,000	26,023,208	3,518,186	4,037,865
Kansas City, KS	13,111,560	640,000	10,021,971	2,573,159	123,570
Tucson, AZ	2,884,266	375,000	2,346,638	162,628	—
Memphis, TN	9,814,959	1,630,000	5,872,842	2,554,377	242,260
Minneapolis, MN	23,230,746	3,990,000	17,834,110	1,687,331	280,695
Stoneham, MA	14,708,694	1,670,000	10,990,565	2,188,629	140,500
Columbia, SC	3,927,462	370,000	3,025,576	543,256	11,370
Columbia, SC	3,189,879	410,000	2,484,873	304,009	9,003
	$231,000,000	$54,535,000	$159,399,357	$26,323,399	$9,257,756

(1)          Purchase prices exclude acquisition costs.

Pro forma shareholders’ equity reflects a reduction of $1,575,000 of estimated acquisition costs that will be charged to expense as incurred.

(D)                         Represents the effect of increasing our Revolving Credit Facility from $250 million to $300 million upon obtaining new commitments and payment of a fee, which we estimate to be 0.5% of the $50 million increase.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Three Months Ended March 31, 2010

(E)                           Represents the revenues and operating expenses of our two acquisitions in the first quarter of 2010 for the period from January 1, 2010 to the dates of their acquisition.  Real estate taxes, utility expenses and certain other operating expenses are based upon actual historical expenses at each property and upon our contractual obligations under our property management agreement and business management agreement with RMR.  Details of these acquisitions are as follows:

Date Acquired	Property	Purchase Price (1)
January 2010	Lakewood, CO	$28,709,556
February 2010	Landover, MD	$43,650,000

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (continued)

(1)          Purchase prices include the assumption of debt but exclude acquisition costs.

(F)                           Represents the effect on revenues and operating expenses for the three months ended March 31, 2010 of the historical results of the acquisitions described in note (B) above.  Rental income for these properties includes non cash, straight line rent of approximately $51,000.  We amortize capitalized above market lease values and below market lease values as a reduction or increase, respectively, to rental income over the remaining terms of the associated leases.  Rental income includes non cash, above and below market lease amortization resulting in a decrease in rental income of approximately $144,000.  We compute depreciation and amortization using a 40-year life for building and improvements.  Acquisition costs are estimated.  General and administrative expense is based upon our contractual obligation under our business management agreement with Reit Management & Research, or RMR.  Interest expense is based upon the borrowing of $46 million under our Revolving Credit Facility at the current interest rate of 3.35%.

(G)                          Represents the effect on revenues and operating expenses for the three months ended March 31, 2010 of the historical results of the CWH Government Properties.  Rental income for these properties includes non cash, straight line rent of approximately $127,000.  We amortize capitalized above market lease values and below market lease values as a reduction or increase, respectively, to rental income over the remaining terms of the associated leases.  Rental income includes non cash, above and below market lease amortization resulting in an increase in rental income of approximately $455,000.  We compute depreciation and amortization using a 40-year life for building and improvements.  Acquisition costs are estimated.  General and administrative expense is based upon our contractual obligation under our business management agreement with RMR.  Interest expense is based upon the borrowing of $232.6 million under our Revolving Credit Facility at the current interest rate of 3.35%.

(H)                         Represents the effect of using the proceeds of our January 2010 offering of 9,775,000 common shares to repay amounts outstanding under our Revolving Credit Facility, thereby reducing interest expense at 5.22%, the weighted average interest rate for the three months ended March 31, 2010,  offset by an increase in interest expense due to lender fees on the pro forma increase from $250 million to $300 million in available borrowings under our Revolving Credit Facility and amortization of the related deferred financing fees.

(I)                              We calculated the weighted average common shares outstanding as if the 31,256,350 shares outstanding as of March 31, 2010 were outstanding as of January 1, 2010.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Year Ended December 31, 2009

(J)                             Represents the revenues and operating expenses of our four acquisitions in 2009 for the period from January 1, 2009 to the dates of their acquisition and for our two acquisitions in the first quarter of 2010 for the period from January 1, 2009 to December 31, 2009.  Real estate taxes, utility expenses and certain other operating expenses are based upon actual historical expenses at each property and upon our contractual obligations under our property management agreement and business management agreement with RMR.  Acquisition costs are based upon the actual historical expense incurred for the two first quarter 2010 acquisitions.  Details of these acquisitions are as follows:

Date Acquired	Property	Purchase Price (1)
August 2009	Nashua, NH	$18,200,000
December 2009	Sacramento, CA	$40,000,000
December 2009	Sacramento, CA	$15,085,000

Government Properties Income Trust

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (continued)

December 2009	Arlington Heights, IL	$16,025,000
January 2010	Lakewood, CO	$28,709,556
February 2010	Landover, MD	$43,650,000

(1)          Purchase prices include the assumption of debt but exclude acquisition costs..

(K)                         Represents the effect on revenues and operating expenses for the year ended December 31, 2009 of the historical results of our acquisitions described in note (B) above.  Two of the three properties were not built and occupied for all of 2009.  The property located in Detroit, MI, was completed and occupied in February 2009 and the property located in Burlington, VT was completed and occupied in July 2009.  The revenue and operating expenses used in this pro forma pertain to the period for which these assets were completed and occupied.  Rental income for these properties includes non cash, straight line rent of approximately $232,000.  We amortize capitalized above market lease values and below market lease values as a reduction or increase, respectively, to rental income over the remaining terms of the associated leases.  Rental income includes non cash, above and below market lease amortization resulting in a decrease in rental income of approximately $586,000.  We compute depreciation and amortization using a 40-year life for building and improvements.  Acquisition costs are estimated.  General and administrative expense is based upon our contractual obligation under our business management agreement with RMR.  Interest expense is based upon the borrowing of $46 million under our Revolving Credit Facility at the current interest rate of 3.35%.

(L)                           Represents the effect on revenues and operating expenses for the year ended December 31, 2009 of the historical results of the CWH Government Buildings.  Rental income for these properties includes non cash, straight line rent of approximately $530,000.  We amortize capitalized above market lease values and below market lease values as a reduction or increase, respectively, to rental income over the remaining terms of the associated leases.  Rental income includes non cash, above and below market lease amortization resulting in an increase in rental income of approximately $1.8 million.  We compute depreciation and amortization using a 40-year life for building and improvements.  Acquisition costs are estimated.  General and administrative expense is based upon our contractual obligation under our business management agreement with RMR.  Interest expense is based upon the borrowing of $232.6 million under our Revolving Credit Facility at the current interest rate of 3.35%.

(M)                      Represents the effect of using the proceeds of our IPO and our January 2010 offering of 9,775,000 common shares to repay amounts outstanding under our Revolving Credit Facility, thereby reducing interest expense at 5.25%, the weighted average interest rate for the period from April 24, 2009 (effectiveness of our Revolving Credit Facility) to December 31, 2009, offset by an increase in interest expense due to lender fees on the pro forma increase from $250 million to $300 million in available borrowings under our Revolving Credit Facility and amortization of the related deferred financing fees.

(N)                         We calculated the weighted average common shares outstanding as if the 31,256,350 shares outstanding as of March 31, 2010 were outstanding as of January 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ David M. Blackman
Name:	David M. Blackman
Title:	Treasurer and Chief Financial Officer

Dated:  July 2, 2010